EXHIBIT 11

DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE
NINE MONTHS ENDED APRIL 29, 2000

                                                                      Per Share
                                             Net Income     Shares      Amount
                                             ----------     ------      ------

          Basic Earnings Per Share:

          Income available to common
              shareholders                   $5,217,993   7,807,739    $   .67
                                             ----------   ---------    =======


          Effect of Dilutive Securities:

          Warrants                                --         12,141

          Options                                 --        350,672
                                             ----------  ----------


          Diluted Earnings Per Share         $5,217,993   8,170,552   $   .64
                                             ==========   =========   =======






















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